UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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First Midwest Bancorp, Inc.
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FIRST MIDWEST BANCORP, INC.

8750 West Bryn Mawr Avenue

Suite 1300

Chicago, Illinois 60631

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2020

The following Notice of Change of Location relates to the proxy statement, dated April 17, 2020, furnished by First Midwest Bancorp, Inc. (the “Company” or “First Midwest”) to its stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for its 2020 Annual Meeting of Stockholders and any adjournment or postponement thereof, to be held on Wednesday, May 20, 2020, at 9:00 a.m. Central time. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 7, 2020.

PLEASE READ THIS NOTICE CAREFULLY TOGETHER WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS OF

FIRST MIDWEST BANCORP, INC.

TO BE HELD ON MAY 20, 2020

Dear Fellow Stockholders:

In light of the heightened priority First Midwest places on the health, safety and well-being of our stockholders and colleagues as a result of the coronavirus (COVID-19) pandemic, and taking into account the related governmental directives and guidance, we have determined that our 2020 Annual Meeting of Stockholders will be held in a virtual meeting format only.

As previously announced, our annual meeting will be held on Wednesday, May 20, 2020, at 9:00 a.m. Central time. However, stockholders will not be able to attend the annual meeting in person. Rather, stockholders may attend the annual meeting only via remote communication as described in this Notice and on the proxy card included with the proxy materials previously sent to you. The previously distributed proxy card will not be updated to reflect that the annual meeting will be held in a virtual meeting format only and should be used to vote your shares in connection with the annual meeting. There has been no change to the business to be conducted at the annual meeting.

As described in our proxy statement for the annual meeting, you are entitled to attend and to vote at the annual meeting only if you owned shares of First Midwest common stock at the close of business on March 27, 2020. You also may vote your shares via the Internet, by telephone or by mail, as described in the proxy statement and on your proxy card. Voting in any of these ways will not prevent you from attending the virtual annual meeting. Even if you plan to attend the virtual annual meeting, please cast your vote as soon as possible so that your shares will be counted as present and voted at the annual meeting. If you have already voted, no additional action is required.

In order to attend the annual meeting via remote communication, you must access the virtual meeting at www.meetingcenter.io/253702787 (meeting password: FMBI2020). You also will need a control number. If you are a registered stockholder, your control number is the 15-digit number on your proxy card. Once admitted to the annual meeting, you will be able to vote your shares in accordance with the instructions provided on the meeting website.

If you hold your shares indirectly through a bank, broker or similar institution, you must register in advance to obtain your control number and to attend and vote at the annual meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your holdings of First Midwest common stock along with your name and email address to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and must be received no later than 4:00 p.m., Central time, on May 15, 2020. You will receive an email from Computershare confirming your registration and providing you with the control number required to attend and vote at the annual meeting.

Your vote is very important to us. Whether or not you plan to attend the annual meeting, your shares should be represented and voted.

By Order of the Board of Directors,

Nicholas J. Chulos

Executive Vice President, General Counsel

and Corporate Secretary

The First Midwest Bancorp, Inc. 2020 Annual Meeting of Stockholders will be held on May 20, 2020, at 9:00 a.m., Central time, via a live webcast online at www.meetingcenter.io/253702787. This Notice, along with the previously distributed proxy statement related to the annual meeting and our 2019 annual report are available at www.firstmidwest.com/investorrelations.